Exhibit 99.1

NOG ANNOUNCES PROPOSED AGGREGATE $450 MILLION PRIVATE OFFERING OF SENIOR NOTES

MINNEAPOLIS—(BUSINESS WIRE)—May 8, 2023— Northern Oil and Gas, Inc. (NYSE: NOG) (the “Company” or “NOG”) today announced that it intends to offer for sale (the “Offering”) in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers, $450.0 million in aggregate principal amount of new senior notes due 2031 (the “New Notes”).

The Company intends to use the net proceeds from the Offering for general corporate purposes, including repayment of a portion of the outstanding borrowings under its revolving credit facility.

The New Notes to be offered will not be registered under the Securities Act or under any state or other securities laws, and the New Notes will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. person, absent registration or an applicable exemption from registration requirements.

The New Notes are being offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are non-“U.S. persons” under Regulation S as defined under applicable securities laws.

This press release does not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT NORTHERN OIL AND GAS

NOG is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with focus on the premier hydrocarbon producing basins within the contiguous United States.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements, including, but not limited to, statements regarding the Company’s plans to issue the New Notes and the anticipated use of the net proceeds therefrom. When used in this press release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production, sales, market size, collaborations, cash flows, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on the Company’s current properties and properties pending acquisition; infrastructure constraints and related factors affecting the Company’s properties; cost inflation or supply chain disruptions; ongoing legal disputes over, and potential shutdown of, the Dakota Access Pipeline; the Company’s ability to acquire additional development opportunities, potential or pending acquisition transactions, the projected capital efficiency savings and other operating efficiencies and synergies resulting from the Company’s acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on the Company’s cash position and levels of indebtedness; changes in the Company’s reserves estimates or the value thereof; disruption to the Company’s business due to acquisitions and other significant transactions; general economic or industry conditions, nationally and/or in the communities in which the Company conducts business; changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets; risks associated with the Company’s 3.625% convertible senior notes due 2029 (the “Convertible Notes”), including the potential impact that the Convertible Notes may have on the Company’s financial position and liquidity, potential dilution, and that provisions of the Convertible Notes could delay or prevent a beneficial takeover of the Company; the potential impact of the capped call transactions undertaken in tandem with the Convertible Notes issuance, including counterparty risk; increasing attention to environmental, social and governance matters; the Company’s ability to consummate any pending acquisition transactions; other risks and uncertainties related to the closing of pending acquisition transactions; the Company’s ability to raise or access capital; cyber-incidents could have a material adverse effect on the Company’s business, financial condition or results of operations; changes in accounting principles, policies or guidelines; events beyond the Company’s control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions; and other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products and prices.

The Company has based any forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, results actually achieved may differ materially from expected results described in these statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, other than as may be required by applicable law or regulation.

CONTACT:

Evelyn Leon Infurna

Vice President of Investor Relations

(952) 476-9800

ir@northernoil.com

Source: Northern Oil and Gas, Inc.